UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2013, Laura Desmond resigned as a member of the Board of Directors (the “Board”) of Tremor Video, Inc. (the “Company”).

On September 27, 2013, the Company appointed Michael Barrett to its Board, effective immediately, as a Class II director. The Company has not yet determined whether Mr. Barrett will join any committee of the Board.

Mr. Barrett, age 51, has served as the President of Ichabod Farm Ventures LLC, an internet investment company that he founded, since December 2012.  From July 2012 until December 2012, he served as Global Chief Revenue Officer and Executive Vice President at Yahoo! Inc.  Prior to Yahoo!, from January 2012 until July 2012, Mr. Barrett served as Director at Google Inc., where he led the integration efforts following Google’s acquisition of Admeld Inc., a leading global supply side platform solution for premium publishers.  Mr. Barrett previously served as Chief Executive Officer of AdMeld from November 2008 until December 2011.  Mr. Barrett has also held senior positions at AOL, Fox Interactive Media and Disney Online.  He currently serves on the board of directors of the following private companies: Tapad, Inc., MediaMath, Inc. and HookLogic, Inc.  Mr. Barrett received a B.A. degree in Economics from College of the Holy Cross.

In connection with the appointment of Mr. Barrett, Mr. Barrett was granted restricted stock units representing 30,152 shares of the Company’s common stock under the terms and conditions of the Company’s 2013 Equity Incentive Plan.  8,223 of these restricted stock units will vest in full on the date of the Company’s 2014 annual meeting of stockholders provided Mr. Barrett continues to serve on the Board as of such date, and 21,929 of these restricted stock units will vest in full on the first anniversary of the date of grant provided Mr. Barrett continues to serve on the Board as of such date.  These restricted stock units were granted pursuant to the Company’s non-employee director compensation policy, which was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.17 to the Company’s Registration Statement on Form S-1, declared effective by the SEC on June 26, 2013.

Mr. Barrett will also be entitled to a pro rated portion of all applicable cash compensation described in the Company’s non-employee director compensation policy based upon his service prior to the Company’s 2014 annual meeting of stockholders. The Company also intends to enter into its standard form of indemnification agreement with Mr. Barrett, the form of which was previously filed with the SEC as Exhibit 10.18 to Company’s Registration Statement on Form S-1, declared effective by the SEC on June 26, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: September 27, 2013	By:	/s/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating
Officer, General Counsel and Secretary

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